                        GRANITE BROADCASTING CORPORATION
                 STATEMENT OF COMPUTATION OF PER SHARE EARNINGS
                                                                      EXHIBIT 11


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


                             Three Months Ended June 30,    Six Months Ended June 30,
                             ----------------------------  ---------------------------
                                  1997           1996          1997           1996
                             --------------  ------------  -------------  ------------
                                      (Unaudited)                   (Unaudited)
Primary:

Average shares and
 equivalents
 outstanding                     8,764,858      9,184,842     8,750,368     8,545,183
                               ===========     ==========  ============   ===========

Income (loss) before
 extraordinary item            $ 2,195,584     $1,809,756  $ (2,761,218)  $(1,644,197)
Extraordinary gain (loss)              ---        618,902      (320,804)   (2,891,250)
                               -----------     ----------  ------------   -----------

Net income (loss)              $ 2,195,584     $2,428,658  $ (3,082,022)  $(4,535,447)
                               ===========     ==========  ============   ===========

Net income (loss)
 attributable to
 common shareholders           $(3,688,713)    $1,547,338  $(13,163,123)  $(6,298,087)
                               ===========     ==========  ============   ===========

Per common share:
   Income (loss) before
     extraordinary item        $     (0.42)    $     0.10  $      (1.47)  $     (0.40)
    Extraordinary gain (loss)          ---           0.07         (0.04)        (0.34)
                               -----------     ----------  ------------   -----------
   Net income (loss)           $     (0.42)    $     0.17  $      (1.51)  $     (0.74)
                               ===========     ==========  ============   ===========


Fully Diluted:

Average shares and
 equivalents
 outstanding                     8,764,858      9,184,842     8,750,368     8,545,183
                               ===========     ==========  ============   ===========

Income (loss) before
 extraordinary item            $ 2,195,584     $1,809,756  $ (2,761,218)  $(1,644,197)
Extraordinary gain (loss)              ---        618,902      (320,804)   (2,891,250)
                               -----------     ----------  ------------   -----------

Net income (loss)              $ 2,195,584     $2,428,658  $ (3,082,022)  $(4,535,447)
                               ===========     ==========  ============   ===========

Net income (loss)
 attributable to
 common shareholders           $(3,688,713)    $1,547,338  $(13,163,123)  $(6,298,087)
                               ===========     ==========  ============   ===========

Per common share:
   Income (loss) before
     extraordinary item        $     (0.42)    $     0.10  $      (1.47)  $     (0.40)
   Extraordinary gain (loss)           ---           0.07         (0.04)        (0.34)
                               -----------     ----------  ------------   -----------
   Net income (loss)           $     (0.42)    $     0.17  $      (1.51)  $     (0.74)
                               ===========     ==========  ============   ===========
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